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                                                                Exhibit 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 61 to Registration Statement No. 2-38613 under Form N-1A of our reports dated November 21, 2006 relating to the financial statements and financial highlights for MFS Research Fund and MFS Total Return Fund, appearing in the Annual Reports on Form N-CSR of MFS Series Trust V for the year ended September 30, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information, each of which is a part of such Registration Statement.

                                                           DELOITTE & TOUCHE LLP
                                                           ---------------------
                                                           Deloitte & Touche LLP

Boston, Massachusetts
November 24, 2006